Exhibit 5.1

July 18, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs and Madams:

We have acted as counsel to Hamptons Luxury Homes, Inc. (the “Company”) in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) of the Company to be filed on or about the date of this letter with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of an aggregate of 1,650,000 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company.  The Shares are issuable upon exercise of options presently outstanding (950,000 Shares) and options which the Company is currently contractually obligated to grant in the future (700,000 Shares).

In connection with such representation, we have examined and relied upon the original, or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and By-laws, as amended, of the Company; (ii) records of corporate proceedings of the Company’s board of directors and stockholders; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.  In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.  As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, on representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance upon exercise of the above-referenced options, and assuming that the consideration for the Shares issued upon exercise of such options is actually received by the Company, we are of the opinion that the Shares, upon issuance, will be duly and validly issued, fully paid and non-assessable.

Very truly yours,

Moritt Hock Hamroff &

Horowitz LLP

By:

           /s/ Lee J. Mendelson

Lee J. Mendelson, Of Counsel